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                                                      Exhibit 5.1


March 18, 2002


Board of Directors
GulfMark Offshore, Inc.
4400 Post Oak Parkway, Suite 1170
Houston, TX  77027


Gentlemen:

We have acted as counsel to GulfMark Offshore, Inc., a Delaware corporation (the "Company"), in connection with the Company's offer and sale of up to an aggregate of 1,725,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") pursuant to the Company's Registration Statement on Form S-3 (Registration No. 333-44696) declared effective by the Securities and Exchange Commission (the "SEC") on September 13, 2000 (the "Registration Statement"), as supplemented by the Prospectus Supplement dated March 12, 2002 (the "Prospectus Supplement").

As the basis for the opinions hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examinations, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. Without limiting the foregoing, we have examined the Underwriting Agreement, dated March 12, 2002 (the "Underwriting Agreement") by and between the Company and Lehman Brothers Inc., A.G.
Edwards & Sons, Inc., CIBC World Markets Corp., and Stifel, Nicolaus & Company, Incorporated.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and, when issued and paid for as described in the Registration Statement, as supplemented by the Prospectus Supplement relating to the offer and sale of the Shares and the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the Federal laws of the United States of America and the Delaware General Corporation Law, and applicable provisions of the Delaware Constitution, and the reported judicial decisions interpreting those laws, and we are expressing no opinion as to the effect of laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company, the incorporation by reference of this

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opinion by the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the SEC relating thereto.

Sincerely,

Strasburger & Price, L.L.P.









































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